Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
THIRD QUARTER 2023 RESULTS ON
NOVEMBER 7TH

Minneapolis – (October 30, 2023) – Sleep Number Corporation (Nasdaq: SNBR) will release its fiscal third quarter results through September 30, 2023, after market close on Tuesday, November 7, 2023. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EST (4 p.m. CST; 2 p.m. PST). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation

Sleep Number is a wellness technology company. Our purpose is to improve the health and wellbeing of society through higher quality sleep. Our innovations have improved 15 million lives, and our 23 billion hours of longitudinal sleep data informs research with global health institutions.

Sleep Number’s smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights. Our millions of smart sleepers are loyal brand advocates. The company’s nearly 5,000 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, which includes exclusive direct-to-consumer selling in over 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number store near you, our newsroom and investor relations sites, or SleepNumber.com.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; julie.elepano@sleepnumber.com